Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Pennsylvania Tax Free Fund (the "Fund") was held on October 24, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.


                                Number of Votes:
                                ----------------

         For             Against       Abstain         Broker Non-Votes*
         ---             -------       -------         -----------------

      3,350,032          171,092       137,390                 0

2.    To elect Trustees.

                                                    Number of Votes:
                                                    ----------------

                      Trustee                For                      Withheld
                      -------                ---                      --------

         Henry P. Becton, Jr.             3,519,153                   139,363

         Dawn-Marie Driscoll              3,519,153                   139,363

         Peter B. Freeman                 3,517,736                   140,780

         George M. Lovejoy, Jr.           3,517,653                   140,863

         Wesley W. Marple, Jr.            3,517,493                   141,023

         Daniel Pierce                    3,517,583                   140,934

         Kathryn L. Quirk                 3,516,290                   142,226

         Jean C. Tempel                   3,519,080                   139,436

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      3,018,015        231,459         264,041              145,001


                    22 - Scudder Pennsylvania Tax Free Fund

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For           Against         Abstain         Broker Non-Votes*
         ---           -------         -------         -----------------

      3,121,056        208,759         194,995              142,782

5. To approve the revision of certain fundamental investment policies.


                                                                      Number of Votes:
                                                                      ----------------
                                                                                                     Broker
             Fundamental Policies                 For             Against          Abstain         Non-Votes*
             --------------------                 ---             -------          -------         ----------

         5.1   Diversification                 3,061,248          197,391          254,876           145,001
         5.2   Borrowing                       3,048,139          210,499          254,876           145,001
         5.3   Senior securities               3,059,460          199,178          254,876           145,001
         5.4   Concentration                   3,062,691          198,497          252,326           145,001
         5.5   Loans                           3,060,360          198,279          254,876           145,001
         5.6   Underwriting of securities      3,061,248          200,589          251,678           145,001
         5.7   Investment in real estate       3,061,248          200,589          251,678           145,001
         5.8   Purchase of physical            3,058,711          203,126          251,678           145,001
               commodities
         5.9   Investment in Pennsylvania      3,064,851          193,788          254,876           145,001
               municipal securities
         5.10  Tax diversification             3,061,248          197,391          254,876           145,001

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

           For                      Against                    Abstain
           ---                      -------                    -------

        3,409,862                    75,495                    173,157

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


                    23 - Scudder Pennsylvania Tax Free Fund